August 8, 2002



VIA EDGAR LINK

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

	Re:	The Prudential Series Fund, Inc.
		(File No. 811-03623)



Ladies and Gentlemen:


Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended June 30, 2002. The enclosed is being filed electronically via the EDGAR system.


Yours truly,

/s/ Jonathan D. Shain
Jonathan D. Shain
Secretary

Enclosure















This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the _8_th day of August, 2002.


The Prudential Series Fund, Inc.
File No. 811-03623


By:/s/ Jonathan D. Shain______  	By:/s/ Grace C. Torres
Jonathan D. Shain		Grace C. Torres
Secretary			Treasurer